CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm for Anchor Multi-Strategy Growth Fund, a series of Northern Lights Fund Trust, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment under the Securities Act of 1933 and under the Investment Company Act of 1940 to the Northern Lights Fund Trust Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

February 15, 2008